(Table of Contents)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Cann American Corp.

(Exact Name of Registrant as Specified in Charter)

Wyoming	84-3208139
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

75 Union Ave., Rutherford, NJ	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (551) 285-4350

With a copy to:

Anthony F. Newton

Law Office of Anthony F. Newton

16730 Creek Bend Drive

Sugar Land, Texas 77478

Tel: 832-452-0269

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 (the “Registration Statement”) to register its common stock, par value $0.0001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise mentioned or unless the context requires otherwise, when used in this Amendment, the terms “Company,” “we,” “us,” and “our” refer to Cann American Corp., a Wyoming corporation, and its subsidiaries.

The Registration Statement will become effective as a matter of law 60 days after the Filing Date. Once effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual, quarterly, and current reports and proxy or information statements with the SEC, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements under Section 12(g) of the Exchange Act. Our executive officers, directors, and stockholders beneficially owning 10% or more of our common stock will become subject to Section 16 of the Exchange Act and will be required to file Forms 3, 4, and 5 with the SEC. Stockholders beneficially owning more than 5% of our common stock will be required to file Schedules 13D/G with the SEC pursuant to Sections 13(d) or (g) of the Exchange Act.

You may read and copy reports we filed with the SEC, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available free of charge by visiting the Company’s filing page on the SEC’s website at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical fact, all statements in this Registration Statement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and management objectives, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement that we believe could cause actual results or events to differ materially from the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

You should read this Registration Statement and the documents that we have filed as exhibits to this Registration Statement with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this Registration Statement are made as of the date of this Registration Statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this Registration Statement becomes effective, we will begin to file reports, proxy statements, information statements, and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

i

CANN AMERICAN CORP.

FORM 10

ii

ITEM 1. BUSINESS.

Overview

Cann American Corp. (“CNNA,” “we,” “us,” or the “Company”) was originally incorporated in Nevada on August 25, 2004, as Deer Bay Resources Inc. Our offices are located at 75 Union Ave., Rutherford, NJ 07070. Our telephone number is (551) 285-4350, and our email address is info@prodigystemcell.com.

We are a therapeutics development company. Management is experienced at business integration and re-branding potential. We intend to bring to market innovative brands with great potential. Our brands will be unique as we focus on new markets that are still in need of development.

ITEM 1A. RISK FACTORS.

The following is only a summary of the risks pertaining to our Company. Investment in our securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Registration Statement. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Registration Statement, including statements in the following risk factors, constitute “forward-looking statements.”

Risks Relating to Operations

Our results could be materially and adversely affected by the impact of the COVID-19 pandemic.

The aftermath of COVID-19 across the United States could materially and adversely impact our business, including as a result of the loss of adequate labor, whether as a result of high absenteeism or challenges in recruiting and retention or otherwise, prolonged closures, or series of temporary closures, of one or more fulfillment centers as a result of a COVID-19 outbreak, a government order or otherwise, or supply chain or carrier interruptions or delays. Further, the COVID-19 pandemic has had and could continue to have a negative impact on economic conditions, which may adversely impact consumer demand for our products, which may have a material adverse effect on our business, financial condition, and operating results. To the extent any of these events occur, our business, financial condition, and operating results could be materially and adversely affected. The extent to which the COVID-19 pandemic impacts our business will depend on future developments not within our control, including the duration and severity of the COVID-19 pandemic and surges, the timing of widespread availability and taking of a COVID-19 vaccine in the United States, the length of time COVID-19 related restrictions on dining options stay in effect and for economic and operating conditions to return to pre-pandemic levels, together with resulting consumer behaviors, and numerous other uncertainties, all of which remain uncertain. The unavailability and incapacity of Mr. Tucker, our only executive officer, due the COVID-19 would have a material adverse effect of our business.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated enough revenues to exceed our expenses. As a result of us recently entering into the therapeutics space, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications, and delays inherent in new business lines. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. We may not be successful in implementing such a plan and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

1

We do not currently have sufficient cash flow to maintain our business.

We do not currently have enough cash flow to operate our business. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations and expand our products to new markets. At present, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We may not be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

Our management has limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, our current management has not managed expansion while being a public company. Many investors may treat us as an early-stage company. Also, our management has not overseen a company with considerable growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets.

We depend heavily on key personnel.

We believe our success depends heavily on the continued active participation of our current executive officers. If we were to lose our executive officers' services, the loss could have a material adverse effect on our business, financial condition, or operation results. Also, to achieve our future growth plans, we will need to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees is intense, and if we cannot attract, retain and motivate these additional employees, their absence could have a materially adverse effect on our business, financial condition, or results of operations.

Increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts may constrain our ability to make a profit.

Our profitability can be adversely affected to the extent we are faced with cost increases for supplies, raw materials, wages, other labor-related expenses, especially when we cannot recover such increased costs through increases in the prices for our products and services. In some cases, we will have to absorb any cost increases, which may adversely impact our operating results.

Governmental regulations relating to therapeutics may subject us to significant liability.

Regulations relating to therapeutics have not been fully developed. We cannot assure you that we will be able to comply with any future laws and regulations. Rules and regulations in this area may significantly increase the cost of compliance or expose us to liabilities.

If we fail to comply with applicable laws and regulations, including those referred to above, we may be subject to investigations, criminal sanctions, or civil remedies, including fines, penalties, damages, reimbursement, injunctions, seizures, or debarments from government contracts. The cost of compliance or the consequences of non-compliance, including debarments, could have a material adverse effect on our business and operations results. Also, governmental units may make changes in the regulatory frameworks within which we operate that may require either the Company as a whole or individual businesses to incur substantial increases in costs to comply with such laws and regulations.

2

If a relationship with key business suppliers and distributors were to be disrupted, we could experience disruptions to our operations and cost structure.

If critical suppliers to our business were disrupted, it could affect our ability to source necessary supplies and raw materials needed to produce therapeutics. If our relationship with any of these key suppliers or distributors were disrupted, if it was not already arranged, we would engage and source from alternative suppliers and distributors. This disruption could affect our operations and cost structure.

Risks Related to Our Indebtedness

We are highly leveraged.

Our leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industries, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations. This degree of leverage could have significant consequences, including:

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior secured credit facilities and our receivables facility, are at variable rates of interest;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our less highly leveraged competitors.

We could incur additional indebtedness in the future. If new indebtedness is added to our current debt levels, the related risks we now face could increase.

If due to such a deterioration in our financial performance, our cash flows and capital resources were to be insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, if we were required to raise additional capital in the current financial markets, the terms of such financing, if available, could result in higher costs and greater restrictions on our business. If we were to need to refinance our existing indebtedness, the conditions in the financial markets at that time could make it difficult to refinance our existing indebtedness on acceptable terms or at all. If such alternative measures proved unsuccessful, we could face substantial liquidity problems.

3

Risk Related to Therapeutics Markets

The therapeutics industry in which we operate is highly competitive, and increased competition could reduce our sales and profitability.

The therapeutics industry in which we operate is highly competitive, and increased competition could reduce our sales and profitability. We will compete in different markets within the therapeutics sector on the basis of the uniqueness of our product offerings, the quality of our products, customer service, price, and distribution. Our markets are highly competitive. Our competitors vary in size, and many may have greater financial and marketing resources than we do. Competitive conditions could result in our experiencing reduced revenues, gross margins, and operating results and could cause an investor to lose a substantial amount or all of their investment in our Company.

We may face a variety of risks associated with our operation, any of which could adversely affect our financial condition and operations results.

We be required to obtain approvals, permits, and licenses from state regulators and local municipalities to construct and operate in the therapeutic sector. We may face delays in obtaining the requisite approvals, permits, financing, and licenses to manage the therapeutics markets, or we may not be able to obtain them at all. If we encounter delays in obtaining or cannot get the requisite approvals, permits, financing, and licenses to construct and operate our therapeutics markets in desirable locations, our financial condition and operations results may be adversely affected.

Shortages or interruptions in the availability and delivery of third-party products we sell may increase costs or reduce revenues.

Possible shortages or interruptions in our supply of third-party products caused by conditions beyond our control could adversely affect the availability, quality, and cost of items we buy and sell. Our inability to effectively manage supply chain risk could increase our costs and limit the availability of products critical to our operations. We will also rely on vendors and suppliers to construct and operate portions of our therapeutics markets. If we are unable to maintain our relationship with our vendors and suppliers, or such vendors and suppliers cease to provide the services we need, or such vendors and suppliers are unable to deliver our services on-time and at pre-negotiated prices, and we cannot engage alternative vendors and suppliers, our ability to obtain new therapeutics or continue to operate existing therapeutics markets and our financial condition and operating results may be adversely affected.

Defects, failures, or security breaches in and inadequate upgrades of, or changes to therapeutics software could harm our business.

Defects, failures, or security breaches in and inadequate upgrades of, or changes to therapeutics software could harm our business. Any therapeutics system depends on sophisticated software, hardware, computer networking, and communication services that may contain undetected errors or may be subject to failures or complications. These errors, losses, or complications may arise when new, changed, or enhanced products or services are added. Future upgrades, improvements, or changes that may be necessary to expand and maintain our business could result in delays or disruptions or may not be timely or appropriately made, any of which could seriously harm our operations. Further, certain aspects of the operating systems relating to our business are provided by third parties, including telecommunications. Accordingly, the effectiveness of these operating systems is, to a certain degree, dependent on the actions and decisions of third parties over whom we may have limited control.

General Risks

The market for our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The market for our common stock may be thinly traded on the Over-the-Counter (OTC) Markets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to several factors, including the fact that we are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors, and others in the investment community. Even if we came to such persons' attention, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on our share price. We cannot assure you that a broader or more active public trading market for our common shares will develop or be sustained or that current trading levels will be maintained.

4

Our Series A Preferred Stock may lead to conflicts of interest and could negatively impact the price of our securities.

Except as otherwise required by law or by the Articles of Incorporation and except as set forth below, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding shall represent four-fifths (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Company or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% that is allocated to the outstanding shares of Series A Preferred Stock. We are currently authorized to issue 500,000 shares of Series A Preferred Stock. Our sole officer and director, Jason R. Tucker, owns 500,000 shares of Series A Preferred Stock of the Company, representing 100% of the issued and outstanding Series A Preferred Stock. As a result, Mr. Tucker has the ability to influence significantly all matters requiring approval by our stockholders. Mr. Tucker may have interests that differ from other stockholders, and they may vote in a way with which other stockholders disagree and either or both may be adverse in the future to the interests of other stockholders. The concentration of ownership of our voting securities may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their securities as part of a sale of our Company, and consequently may affect the market price of our common stock. This concentration of ownership of our voting securities may also have the effect of influencing the completion of a change in control that may not necessarily be in the best interests of all of our stockholders.

Also, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series B Preferred Stock are senior to the Common Stock and the holders of shares of the Series B Preferred Stock are entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital surplus or earnings, an amount equal to at least $0.997 per share of the assets so distributed.

The availability of shares for sale in the future could reduce the market price of our common stock.

In the future, we may issue securities to raise cash for acquisitions or otherwise. We may also acquire interests in other companies by using a combination of cash and common stock or just common stock. We may also issue securities convertible into our common stock. Any of these events may dilute your ownership interest in our company and adversely impact our common stock price.

Also, sales of a substantial amount of our common stock in the public market or the perception that these sales may occur could reduce our common stock's market price and impair our ability to raise additional capital through the sale of our securities.

The indemnification provisions in our articles of incorporation under Wyoming law may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers, and employees.

Our articles of incorporation contain provisions that eliminate our directors' liability for monetary damages to our company and stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. These indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may not recoup.

Our common stock will be deemed a “penny stock,” making it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules, making it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

5

As an issuer of a “penny stock,” the federal securities laws' protection relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because we failed to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

We are classified as a “smaller reporting company,” and we cannot be sure if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company.” Specifically, “smaller reporting companies” may provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting, and have certain other decreased disclosure obligations in their SEC filings. Reduced disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control the Company, you will not likely be able to elect directors or have any say in the Company’s policies.

Our stockholders are not entitled to cumulative voting rights. Consequently, a majority vote will decide the election of directors and all other matters requiring stockholder approval. As long as at least one share of our Series A Preferred Stock is outstanding, the preferred stock will represent 80% of all votes entitled to be voted at any annual or special meeting of stockholders. Jason R. Tucker, our President, holds all outstanding shares of our Series A Preferred Stock and will continue to have, voting control of the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to our common stock’s value.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

ITEM 2. FINANCIAL INFORMATION.

Managements’ Discussion and Analysis of Financial Condition and Results of Operations

The following discussion summarizes the significant factors affecting the operating results, financial condition and liquidity, and cash flows of our company for the years ended February 28, 2023, and 2022. You should read this discussion together with the consolidated financial statements, related notes, and other financial information included in this Form 10. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements that involve risks and uncertainties and are based upon judgments concerning various factors beyond our control. These risks could cause our actual results to differ materially from any future performance suggested below.

6

Overview

Cann American Corp. (“CNNA,” “we,” “us,” or the “Company”) was originally incorporated in Nevada on August 25, 2004, as Deer Bay Resources Inc. Our offices are located at 75 Union Ave., Rutherford, NJ 07070. Our telephone number is (551) 285-4350, and our email address is info@prodigystemcell.com.

We are a therapeutics development company. Management is experienced at business integration and re-branding potential. We intend to bring to market innovative brands with great potential. Our brands will be unique as we focus on new markets that are still in need of development.

History

The Company was originally incorporated under the laws of the state of Nevada on August 25, 2004, as Deer Bay Resources Inc. On January 27, 2011, the Company entered into a plan of merger with Bioflamex Corporation whereby the Company would be the surviving entity, with the Company renamed Bioflamex Corporation and the Company's articles of incorporation amended accordingly. On February 8, 2011, the Company received notice from FINRA that its application for a name change had processed and the new symbol would be BFLX. On July 16, 2012, the Company entered into a plan of merger with Terra Asset Management. On October 10, 2012, the Company announced its intention to unwind the plan of merger due to Terra Asset Management’s failure to provide audited financial statements. On October 17, 2012, the Company announced termination of the Merger Agreement, returning all Parties to their original positions regarding ownership of Terra Asset Management and the Company, directorships and management positions, debts and liabilities, the issuance of shares, and all other matters, with all Parties recognizing the original transaction as set forth in the Merger Agreement as null and void and having no force or effect. The Parties further agreed to a mutual release from any liabilities arising from the transaction.

On January 15, 2013, the Company filed a form 15-12G certification and notice of termination of registration under section 12(g) of the Securities Exchange Act of 1934 for suspension of duty to file reports under sections 13 and 15(d) of the Securities Exchange Act of 1934. On February 20, 2013, the Company re-domiciled from the State of Nevada to the State of Wyoming. On February 25, 2013, the Company amended its articles of incorporation to create 500,000 shares of Series A Preferred Stock with a par value of $0.00001, and 1,500,000 shares of Series B. Preferred Stock with a par value $0.00001. On November 25, 2014, the Company’s board of directors approved a name change from Bioflamex Corp to Canamed4Pets, Inc. In March 2015, the Company received notice from FINRA that its application for a name change had been processed and the new symbol would be CNNA.

On March 22, 2016, as a consequence of delinquent annual filings, the State of Wyoming dissolved the Company. On January 10, 2019, Jason Black retained Hathaway and Kunz, LLP to petition the District Court of Wyoming for reinstatement of the Company. On March 19, 2019, Hathaway and Kunz LLP submitted a petition with the District Court of Wyoming on behalf of Mr. Black to reinstate the Company and for Hathaway and Kunz LLP to act as the Company’s registered agent. On April 30, 2019, the District Court of Wyoming granted Mr. Black’s petition to set aside the Company’s administrative dissolution and Hathaway and Kunz LLP was appointed as registered agent.

On May 15, 2019, the Company acquired Cannequipt LLC as a wholly owned subsidiary. On August 21, 2019, the Company entered into a plan and agreement of merger with Cann American Holdings, LLC, a California company pursuant to which the Company’s CEO, Jason Black, had been the Managing Member since 2015. The Company would be the surviving entity, with the name changed to Cann American Corp and the Articles of Incorporation amended accordingly. On September 17, 2019, the State of Wyoming approved the Company’s plan and agreement of merger and Canamed4Pets, Inc. became Cann American Corp. On September 23, 2019, the State of California approved the Company’s plan and agreement of merger and merged out Cann American Holdings, LLC. On December 20, 2019, FINRA, having received all adequate documents pertaining to historical conversions, resolutions and changes of control, and following an initial application on September 18, 2019, approved the Company’s name change from Canamed4Pets, Inc. to Cann American Corp.

7

On February 4, 2020, the Company was qualified by SEC for Tier 1 Reg A issuances. On November 13, 2020, FINRA approved the Company's application for a 1 for 10 reverse split of its Common Stock. On March 12, 2021, the Company initiated filings with the SEC to extend its Reg A offering for an additional twelve (12) months. On September 30, 2021, following notice from SEC that it no longer qualified for Reg A issuances due to the Investment Company Act of 1940, the Company filed a withdrawal of its application to extend its Reg A offerings.

On December 10, 2021, the Company launched its signature CBD and Delta 8 vape line “C-Juice”. On June 1, 2022, the Company entered into a 12-month lease agreement of 10,000 square feet of land in Glencoe, Oklahoma to develop a hemp farming operation.

On January 30, 2023, the Company entered a letter of intent to acquire Prodigy Stem Cell, LLC (“Prodigy”), with an effective acquisition date of March 1, 2023, in consideration of $50,000 and the issuance of 1,000,000 shares of Series B Preferred Stock to Prodigy’s sole member, Peter Caruso. On March 1, 2023, the Company appointed Peter Caruso as a Director of the Company. On May 10, 2023, the Company completed the acquisition of Red Sand Health, LLC, d/b/a Liberty Health Plus (“Red Sand”) as a wholly owned subsidiary of the Company, in consideration of the issuance of 500,000 shares of Series B Preferred Stock to Red Sand’s sole member, Michael G. Kramer. Upon finalization the Company's board of directors further approved changing the Red Sand Health, LLC, d/b/a from Liberty Health Plus to d/b/a Prodigy Health Plus. On May 10, 2023, the Company appointed Michael G. Kramer as a Director of the Company.

Critical Accounting Policies

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of consolidated financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, net sales and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates, including, but not limited to, those related to inventories, income taxes, accounts receivable allowance, fair value derivatives, and reserve for warranty claims. We base our estimates on historical experience, performance metrics, and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results will differ from these estimates under different assumptions or conditions. We apply the following critical accounting policies in the preparation of our consolidated financial statements:

Use of Estimates

Financial statements prepared under accounting principles generally accepted in the U.S. require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management estimates include the estimated collectability of its accounts receivable, the valuation of long-lived assets, warranty reserves, the assumptions used to calculate derivative liabilities, assumptions used to value equity instruments issued for financing and compensation, and the valuation of deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue under Accounting Standard Update (“ASU”) No. 2014-09. This standard provides authoritative guidance clarifying the principles for recognizing revenue and developing a common revenue standard for U.S. GAAP. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Under this guidance, revenue is recognized when control of promised goods or services is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We review our sales transactions to identify contractual rights, performance obligations, and transaction prices, including the allocation of prices to separate performance obligations, if applicable. Revenue and costs of sales are recognized once products are delivered to the customer’s control, and performance obligations are satisfied.

8

Recent Accounting Pronouncements

See Note 2 of Notes to Consolidated Financial Statements in this Form 10 for management’s discussion of recent accounting pronouncements.

Results of Operations for the Fiscal Year Ended February 28, 2023, Compared to the Fiscal Year Ended February 28, 2022.

Revenue

We had $0 in revenues for the fiscal year ended February 28, 2023, and revenues of $0 for the fiscal year ended February 28, 2022.

Cost of Sales

We incurred $0 in cost of sales for the fiscal year ended February 28, 2023, and $0 in cost sales for the fiscal year ended February 28, 2022.

Operating Expenses

General & Administrative Expenses

General and administrative expenses include professional fees, costs associated with marketing, press releases, public relations, rent, sponsorships, and other expenses. We incurred general and administrative expenses of $145,939 for the fiscal year ended February 28, 2023, versus $198,757 for the fiscal year ended February 28, 2022, a decrease of $52,818 (26.57%). This decrease was due to having significantly lower professional fees in 2023.

Other Income (Expense)

Our other income and expenses include losses on bank charges, loan interest, non-cash interest and loan amortization, and gain in fair value of derivative liabilities. We recognized other income of $4,231,130 for the fiscal year ended February 28, 2023, and recognized other income of $14,399,414 for the fiscal year ended February 28, 2022, each due to the valuation of the Company’s derivative liabilities.

Net Gains

We incurred a net gain of $3,821,549 for the fiscal year ended February 28, 2023, and a net gain of $10,541,276 for the fiscal year ended February 28, 2022. In 2023 compared to 2022, we experienced lower operating expenses, and significantly decreased total other income.

9

Liquidity and Capital Resources

Liquidity and Capital Resources for the Fiscal Year Ended February 28, 2023, Compared to the Fiscal Year Ended February 28, 2022

	Fiscal Year Ended February 28,
	2023	2022
Summary of Cash Flows:
Net cash used by operating activities	$5,016	$(342,725)
Net cash used by investing activities	$0	$0
Net cash provided by financing activities	$5,317	$275,139
Net increase (decrease) in cash and cash equivalents	$10,333	$(67,586)
Beginning cash and cash equivalents	$555	$68,141
Ending cash and cash equivalents	$10,888	$55

Operating Activities

For the fiscal year ended February 28, 2023, we used $5,016 of cash in operations, which included our net income of $3,821,549, offset by a $30,600 expense for a amortization of a debt discount, a gain in the change in fair value of derivatives of $4,231,130, a $215,149 expense for loan interest, a $17,893 expense for financing costs, a decrease of other current assets of $150,700, and an increase of current liabilities of $255. Cash flows remained relatively consistent year-over-year.

Investing Activities

The Company did not have cash flows from investing activities.

Financing Activities

Net cash provided by financing activities was $5,317 for the fiscal year ended February 28, 2023, which consisted of $100,018 of proceeds from notes, less $15 from the sale of stock, $76,793 from payment of related party loans, and $17,893 in financing costs.

Future Capital Requirements

Our current available cash and cash equivalents are insufficient to satisfy our liquidity requirements. Our capital requirements for the fiscal year ending February 28, 2024, will depend on numerous factors, including management’s evaluation of the timing of projects to pursue. Subject to our ability to generate revenues and cash flow from operations and our ability to raise additional capital (including through possible joint ventures or partnerships), we expect to incur substantial expenditures to carry out our business plan, as well as costs associated with our capital raising efforts and being a public company.

Our plans to finance our operations include seeking equity and debt financing, alliances or other partnership agreements, or other business transactions that would generate sufficient resources to ensure the continuation of our operations.

The sale of additional equity or debt securities may result in further dilution to our stockholders. If we raise additional funds through the issuance of debt securities or preferred stock, these securities could have rights senior to those of our common stock and could contain covenants that would restrict our operations. Any such required additional capital may not be available on reasonable terms, if at all. If we were unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned activities and limit our operations, which could have a material adverse effect on our business, financial condition, and operations results.

10

Inflation

The amounts presented in our consolidated financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts representing replacement costs or using other inflation adjustments.

Going Concern

The accompanying audited 2023 financial statements have been prepared on a going concern basis. For the fiscal year ended February 28, 2023, we had a net loss of $145,939, had net cash gain from operating activities of $10,333, had a negative working capital deficit of ($2,924,707), an accumulated deficit of ($8,483,265) and stockholders’ deficit of ($2,810,082). Our ability to continue as a going concern depends on our ability to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due, fund possible future acquisitions, and generate profitable operations in the future. Our management plans to provide for our capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time, and there are no assurances that, if achieved, we will have sufficient funds to execute our business plan or generate positive operating results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates and assumptions include the fair value of our common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to our deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. In consultation with its legal counsel as appropriate, our management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is likely, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

ITEM 3. PROPERTIES.

We do not own or lease any property. We currently have an agreement for a virtual office. Our business mailing address is 75 Union Ave., Rutherford, NJ 07070. We believe our facilities are adequate to meet our current and near-term needs.

11

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table and footnotes to it sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our Company, (ii) named executive officers, executive officers, and directors of the Company as a group, and (iii) each person known by us to be the beneficial owner of 5% or more of our issued and outstanding shares of common stock. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table is based on 401,666,851 shares of Common Stock outstanding as of the filing date of this Form 10 and any shares of common stock the person has the right to acquire within the 60 days following the filing date of this Form 10. Unless otherwise further indicated in the following table, the footnotes to it or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power concerning the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and the footnotes, our named executive officers and directors’ address in the following table is c/o Cann American Corp., 75 Union Ave., Rutherford, NJ 07070.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Held (2)		Percent of Class (3)
Named Executive Officers and Directors
Jason R. Tucker	1,612,667,404	(4)	79.59%
Peter Caruso	10,000,000	(5)	.4928%
Michael G. Kramer	5,000,000	(6)	.2464%

All Executive Officers and Directors as a group (3 Persons)			80.33%

5% or More Stockholders
None

(1)	Unless as otherwise indicated in the following table and the footnotes, our named executive officers and directors’ address in the following table is c/o Cann American Corp., 75 Union Ave., Rutherford, NJ 07070.

(2)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) because of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power concerning the number of shares of common stock outstanding on the date of this Form 10.

(3)	In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table is based on 401,666,851 shares of common stock as of the filing date of this Form 10 and any shares of common stock the person has the right to acquire within the 60 days following the filing date of this Form 10.

(4)	Consists of 1,612,667,404 shares of Common Stock issuable upon the conversion of the 500,000 shares of Series A Preferred Stock held by Mr. Tucker. The Series A Preferred Stock are convertible into such number of shares of common stock resulting in approximately 80% of the outstanding shares of common stock of the Company on a post-conversion basis.

(5)	Consists of 10,000,000 shares of Common Stock voting rights in connection with the issuance of 1,000,000 shares of Series B Preferred Stock to Mr. Caruso.

(6)	Consists of 5,000,000 shares of Common Stock voting rights in connection with the issuance of 500,000 shares of Series B Preferred Stock to Mr. Kramer.

12

Changes in Control

There are no arrangements known to us the operation of which may at a subsequent date result in a Change in Control of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth the names, positions, and ages of our current executive officers and directors. All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.

Directors are elected to serve until the next annual meeting of stockholders until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which they were elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all Board members individually or collectively consent in writing to the action.

Executive officers are appointed by and serve at the pleasure of the Company's Board of Directors, subject to any contractual arrangements.

Name	Age	Title
Jason R. Tucker	46	Director, President, Chief Financial Officer, Treasurer and Secretary
Michael G. Kramer	44	Director
Peter Caruso	47	Director

Professional Experience

Jason R. Tucker–Director, President, CEO, and CFO

Mr. Tucker has 18 years of business development and project management experience. From December 2020 until October 2021, Mr. Tucker served as Chief Executive Officer of General Entertainment Ventures Inc. k/n/a General Enterprise Ventures, Inc. (GEVI).

Michael G. Kramer–Director

Mr. Kramer is an accomplished entrepreneur with over 20 years of business development experience in the technology sector, and 12 years of experience in law enforcement. Mr. Kramer is founder and President of Red Sand Health, LLC d/b/a Prodigy Health Plus, a wholly owned subsidiary of the Company.

Peter Caruso–Director

Mr. Caruso has over 20 years of business development experience, and is founder and President of Prodigy Stem Cell, LLC, a wholly owned subsidiary of the Company.

13

Executive Officers of Prodigy Stem Cell LLC

Name	Age	Title
Peter Caruso	47	President

Professional Experience

Peter Caruso–President

Mr. Caruso has over 20 years of business development experience, and is founder and President of Prodigy Stem Cell, LLC.

Executive Officers of Red Sand Health, LLC d/b/a Prodigy Health Plus

Name	Age	Title
Michael G. Kramer	44	President

Professional Experience

Michael G. Kramer–President

Mr. Kramer is an accomplished entrepreneur with over 20 years of business development experience in the technology sector, and 12 years of experience in law enforcement. Mr. Kramer is founder and President of Red Sand Health, LLC d/b/a Prodigy Health Plus.

Significant Employees

We do not have any significant employees other than our current director and executive officers named in this Registration Statement.

Legal Proceedings

During the past ten years, none of the following events would apply to any of our directors or executive officers:

•	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

14

•	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings-and-loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or

o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or State securities laws or federal commodities laws;

•	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

•	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•	Such person was the subject of, or a party to, any federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any federal or State securities or commodities law or regulation; or

o	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed. suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

15

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system, which has requirements that a majority of the Board of Directors be “independent” and, as a result, we are not at this time required to have our board of directors comprised of a majority of “independent directors.”

Family Relationships

There are no familial relationships among any of our directors or officers.

Audit Committee

We currently do not have a separately standing Audit Committee due to our limited size, and our Board performs the functions that an Audit Committee would otherwise perform.

Compensation Committee

We do not have a Compensation Committee due to our limited size, and our Board performs the functions that a Compensation Committee would otherwise perform. Our Board intends to form a Compensation Committee when needed.

Other Committees

We do not have a standing nominating committee. Further, we do not have a policy concerning the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations. Our board of directors performs all functions that committees would otherwise perform. Given our Board's present size, it is not practical for us to have committees other than those described above or to have more than two directors on such committees. If we can grow our business and increase our operations, we intend to expand the size of our Board and our committees and allocate responsibilities accordingly.

Potential Conflicts of Interest

Because we do not have an audit or Compensation Committee comprised of independent directors, the functions that such committees would have performed are performed by our directors. Our Board of Directors has not established an Audit Committee and does not have a financial expert, nor has our Board established a nominating committee. Our Board believes that such committees are not necessary since we only have one director, and to date, such director has been performing such committees' functions. Thus, there is a potential conflict of interest in that our director and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

ITEM 6. EXECUTIVE COMPENSATION.

Executive Compensation

The Company did not have any compensation for its executives.

16

Non-Executive Compensation

The Company did not have any compensation for its non-executives.

Employment Agreements

There were no employment agreement as of February 28, 2023.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards awarded to our named executive officer as of February 28, 2023.

Director Compensation

At this time, our directors do not receive cash compensation for serving as members of our board of directors. The term of office for each director is one year or until his/her successor is elected at our annual meeting and qualified. The duration of office for each of our officers is at the pleasure of the board of directors. The board of directors has no nominating, auditing committee, or compensation committee. Therefore, the selection of a person or election to the board of directors was neither independently made nor negotiated at arm’s length.

During the fiscal year ended February 28, 2023, our sole director, Mr. Tucker, received no compensation for director services.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Other than as given below, since March 1, 2023, there have been no transactions, and there currently are no proposed transaction in which we were or are to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Pursuant to an Assignment Agreement dated February 28, 2023, between Jason Black and Jason R. Tucker, Mr. Black assigned 500,000 shares of the Series A Preferred Stock of the Company to Mr. Tucker. On March 15, 2023, Mr. Black resigned as the President and Chief Executive Officer and from the Board of Directors of the Company; and Jason R. Tucker was appointed to the Board of Directors of the Company, and as the President, Chief Executive Officer, Treasurer, and Secretary of the Company.

ITEM 8. LEGAL PROCEEDINGS.

We anticipate that we (including any future subsidiaries) will become subject to claims and legal proceedings arising in the ordinary course of business from time to time. It is not feasible to predict the outcome of any such proceedings, and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows, or results of operations. As of the filing of this Form 10, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

17

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is quoted on the OTC Pink under the symbol “CNNA.” The table below sets forth for the periods indicated the quarterly high and low bid prices reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Fiscal Year Ended February 28, 2023
Quarter	High	Low
First	$0.0093	$0.0024
Second	$0.0046	$0.0015
Third	$0.0098	$0.0020
Fourth	$0.0149	$0.0005

Fiscal Year Ended February 28, 2022
Quarter	High	Low
First	$0.0295	$0.0095
Second	$0.0179	$0.0105
Third	$0.0270	$0.0026
Fourth	$0.0108	$0.0046

Our common stock is considered to be “penny stock” under rules promulgated by the SEC. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience, and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain each customer's specific written consent. With these restrictions, the likely effect of designation as a penny stock is to decrease broker-dealers' willingness to make a market for the stock, reduce the liquidity of the stock, and increase the transaction cost of sales purchases of these stocks compared to other securities.

Dividend Policy

We have never declared a cash dividend on our common stock, and our board of directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend upon our financial condition, operating results, capital requirements, restrictions in our agreements, and other factors that our board of directors deems relevant.

We are obligated to pay dividends to certain holders of our preferred stock, which we pay out of legally available funds from time to time, or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices instead of dividend payments.

18

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The table below sets forth all of the securities the Company has sold within the past three years that were not registered under the Securities Act, including sales of reacquired securities, new issues, securities issued in exchange for property, services, or other securities, new securities resulting from the modification of outstanding securities. No underwriters were involved in connection with these issuances, and the Company used any proceeds from such sales for working capital purposes.

Date of Transaction (MM/DD/YYYY)	Transaction type (e.g., new issuance, cancellation, shares returned to treasury)	Amount of Securities Sold	Title of Securities	Value of shares issued ($/per share) at Issuance	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Consideration	Cash Received	1933 Securities Ac Registration Exemption

2/24/2020	New	3,333,334	Common	0.015	Investor	Cash	$50,000	Section 4(a)(2)
4/30/2020	New	9,666,667	Common	0.0001	Consultant	Services		Section 4(a)(2)
6/8/2020	New	11,000,000	Common	0.015	Investor	Cash	$165,000	Section 4(a)(2)
6/10/2020	New	666,667	Common	0.015	Investor	Cash	$10,000	Section 4(a)(2)
6/23/2020	New	3,333,334	Common	0.015	Investor	Cash	$50,000	Section 4(a)(2)
7/7/2020	New	10,000,000	Common	0.015	Investor	Cash	$150,000	Section 4(a)(2)
7/7/2020	New	1,000,000	Common	0.015	Consultant	Services		Section 4(a)(2)
9/2/2021	New	20,000,000	Common	0.0001	Debt Holder	Debt Conversion		Section 3(a)(9)
9/20/2021	New	20,000,000	Common	0.0001	Debt Holder	Debt Conversion		Section 3(a)(9)
10/16/2021	New	20,000,000	Common	0.0001	Debt Holder	Debt Conversion		Section 3(a)(9)
10/28/2022	New	25,000,000	Common	0.0001	Debt Holder	Debt Conversion		Section 3(a)(9)
11/15/2022	New	25,000,000	Common	0.0001	Debt Holder	Debt Conversion		Section 3(a)(9)
12/1/2022	New	30,000,000	Common	0.0001	Debt Holder	Debt Conversion		Section 3(a)(9)
12/12/2022	New	30,000,000	Common	0.0001	Debt Holder	Debt Conversion		Section 3(a)(9)
12/21/2022	New	30,000,000	Common	0.0001	Debt Holder	Debt Conversion		Section 3(a)(9)

19

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

We are authorized to issue 1,998,000,000 shares of common stock, $0.0001 par value. The holders of common stock are entitled to equal dividends and distributions, with respect to the common stock when, as, and if declared by the board of directors from funds legally available for such dividends. No holder of common stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution, or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the board of directors. No holder of shares of capital stock possessing voting power shall have the right to cumulate their voting power in the election of directors.

At each meeting of holders of shares of capital stock for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the board of directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. Abstentions will not be considered votes cast for or against a nominee at the meeting. Notwithstanding the foregoing, if the number of candidates exceeds the number of directors to be elected, then, in that election, the nominees receiving the greatest number of votes shall be elected.

An “uncontested election” means any meeting of holders of shares of capital stock at which the number of nominees does not exceed the number of directors to be elected and with respect to which no holder of capital stock has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the bylaws, as they may be amended from time to time, or, if such a notice has been submitted with respect to such meeting, on or before the tenth day prior to the date that the Company files its definitive proxy statement relating to such meeting with the SEC (regardless of whether or not it is thereafter revised or supplemented), each such notice with respect to such meeting has been (a) withdrawn by its respective submitting stockholder in writing to the Secretary of the Company, (b) determined not to be a valid and effective notice of nomination (such determination to be made by the board of directors (or a designated committee thereof) pursuant’ to the bylaws, or, if challenged in court, by final court order) or (c) determined not to create a bona fide election contest by the board of directors (or a designated committee thereof).

No holder of shares of stock of the Company shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this corporation or of any new or additional authorized stock of the Company of any class whatsoever, or any issue of securities of the Company convertible into stock, whether such stock or securities be issued for money or consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the board of directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

We have never paid any dividends to stockholders of our common stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the common stock until all preferred stock dividends are paid in full.

20

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value.

The powers, preferences, rights, qualifications, limitations, and restrictions pertaining to the preferred stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do is expressly vested in the Board. The authority of the Board concerning each such series of preferred stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Company or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series, and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof of such series.

Series A Preferred Stock

We have designated 500,000 shares of preferred stock as Series A Preferred Stock with a par and stated value of $0.00001 per share.

The holders of the Series A Preferred Stock are not entitled to receive any dividends.

If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock that equals four times the sum of (i) the total number of shares of Common Stock that are issued and outstanding, plus (ii) the total number of shares of Series B Preferred Stock that are issued and outstanding at the time of conversion.

If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall having voting rights equal to the number of shares of Common Stock that equals four times the sum of (i) the total number of shares of Common Stock that are issued and outstanding, plus (ii) the total number of shares of Series B Preferred Stock that are issued and outstanding at the time of the vote.

The Company will not, by amendment of the articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms lo be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this articles of incorporation and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Stock against impairment.

21

Series B Preferred Stock

We have designated 1,500,000 shares of preferred stock as Series B Preferred Stock with a par and stated value of $0.00001 per share.

The holders of the Series B Preferred Stock are entitled to receive dividends when and if declared by the Board in its sole discretion.

Upon any liquidation, dissolution or winding up of the Company, before any distribution or payment to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share, or, in the event of a single subscriber to the Series B Preferred Stock in excess of $100,000, $0.997 per share, plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them.

Each share of Series B Preferred Stock shall be convertible at any time or from time to time into the number of shares of the Company’s Common Stock equal to the price of the Series B Preferred Stock stated in the Bylaws, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board from time to time.

Shares of the Series B Preferred Stock are anti-dilutive to reverse splits, and in the case of a reverse split, are convertible into the number of shares of Common Stock after the reverse split as if converted at the option of the holder.

Each share of Series B Preferred Stock shall have ten (10) votes for any election or other vote placed before the shareholders of the Company.

The Company will not, by amendment of its articles of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Wyoming Statutes (“WRS”) 17-16-851 and 17-16-856 provide that a corporation may indemnify any person against expenses by reason of the fact that the person is or was a director or officer, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) acted in good faith, (ii)  in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. WRS 17-16-852 states that if a director or officer of a corporation has been successful on the merits in defense of any such action, suit or proceeding, or defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

WRS 17-16-851 provides that any discretionary indemnification (unless ordered by a court or advanced pursuant to WRS 17-16-853), may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances. The determination must be made (i) by the stockholders, not including shares owned by a director a party to the action, suit or proceeding; (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) by independent legal counsel appointed by directors who were not parties to the action, suit, or proceeding.

22

According to our bylaws, we will indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. We will indemnify any director or officer against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan), and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the Company, that his conduct was in the Company’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the Company’s best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to an officer, the office in a corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Company. Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

No indemnification will be made to a director of officer with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the director or officer was adjudged liable to the Company or in connection with any proceeding charging that the director of officer derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification in connection with a proceeding brought by or in the right of the Company shall be limited to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.

We will indemnify any director or officer who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification against expenses (including attorneys’ fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the Company other than the determination in good faith that the defense has been wholly successful.

We expect to enter into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Cann American Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cann American Corp. as of February 28, 2023 and 2022, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022 Lakewood, CO

June 14, 2023

F-1

CANN AMERICAN CORP

Condensed Consolidated Audited Balance Sheet

		As at February 28,
	Notes	2023	2022
ASSETS
Current assets
Cash and cash equivalents	2	$10,888	$555
Deposits & prepayments		6,800	–
Other current assets	5	47,500	205,000

TOTAL ASSETS		$65,188	$205,555

LIABILITIES & STOCKHOLDERS' DEFICIT
Current liabilities
Accrued expenses		$2,505	$2,250
Loans & notes payable, s/t or current, net of debt discount of $80,483	6	359,473	325,605
Related party loans & notes payable, short-term or current	10	–	76,793
Derivative liability	8	2,513,292	6,446,523

TOTAL LIABILITIES		$2,875,270	$6,851,171

STOCKHOLDERS' DEFICIT
Preferred stock:
Preferred stock Series A: par value $0.00001, 500,000 authorized and 500,000 issued and outstanding at February 28, 2023 and 2022	7	5	5
Preferred stock Series B: par value $0.00001, 1,500,000 authorized and nil and 1,500,000 issued and outstanding at February 28, 2023 and 2022 respectively	7	–	15
Common stock: par value $0.0001, 1,998,000,000 authorized and 401,666,851 and 265,000,186 issued and outstanding at February 28, 2023 and 2022 respectively	7	947,086	933,419
Additional paid-in capital		4,611,467	4,611,134
Accumulated deficit		(8,368,640)	(12,190,189)

TOTAL STOCKHOLDERS' DEFICIT		(2,810,082)	(6,645,616)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT		$65,188	$205,555

See accompanying notes to these condensed consolidated audited financial statements.

F-2

CANN AMERICAN CORP

Condensed Consolidated Audited Statement of Operations

	For the Year Ending February 28,
	2023	2022
Revenues	$–	$–

Cost of goods sold	–	–

Gross profit	–	–

Operating expenses
Selling, general & administrative expenses	145,939	198,757
Bad debt provision	–	–
Depreciation & amortization	–	–

Total operating expenses	145,939	198,757

Net operating income (loss)	(145,939)	(198,757)

Other income (expenses)
Bank charges	(585)	(330)
Bank/loan interest accrued	(17,308)	(23,750)
Non-cash interest, convertible loan	(215,149)	(3,360,871)
Amortization of debt discount	(30,600)	(274,430)
Gain (loss) on revaluation of derivative liability	4,231,130	14,399,414
Other income (expenditure) net	–	–

Net income before income taxes	$3,821,549	$10,541,276

Provision for corporation taxes	–	–

Net income	3,821,549	$10,541,276

Net income per share	$0.01	$0.04

Weighted average shares outstanding	310,000,185	235,000,186

See accompanying notes to these condensed consolidated audited financial statements.

F-3

CANN AMERICAN CORP

Condensed Audited Statement of Changes in Stockholders' Equity

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated Surplus
	Number	Value	Number	Value	Capital	(Deficit)	Total
Balance b/f as at March 1, 2021	2,000,000	$20	205,000,186	$927,419	$4,611,134	$(22,731,465)	$(17,192,892)

Common stock issued to repay debt	–	–	60,000,000	6,000	–	–	6,000

Net income, year ending February 28, 2022	–	–	–	–	–	10,541,276	10,541,276

Balance b/f March 1, 2022	2,000,000	$20	265,000,186	$933,419	$4,611,134	$(12,190,189)	$(6,645,616)

Preferred stock issued for services	(1,500,000)	(15)	–	–	–	–	(15)

Common stock issued for investment	–	–	(3,333,335)	(333)	333	–	–

Common stock issued to repay debt	–	–	140,000,000	14,000	–	–	14,000

Net income, year ending February 28, 2023	–	–	–	–	–	3,821,549	3,821,549

Balance c/f as at February 28, 2023	500,000	$5	401,666,851	$947,086	$4,611,467	$(8,368,640)	$(2,810,082)

See accompanying notes to these condensed consolidated audited financial statements.

F-4

CANN AMERICAN CORP

Condensed Consolidated Audited Statement of Cash Flow

	For the Year Ending February 28,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,821,549	$10,541,276

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of debt discount	30,600	274,430
(Gain) loss on revaluation of derivative liability	(4,231,130)	(14,399,414)
Non-cash interest, convertible loan	215,149	3,360,871
Financing costs	17,893	24,080
Changes in operating assets and liabilities:
Accounts payable and other current liabilities	255	(58,968)
Other current assets	150,700	(85,000)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,016	(342,725)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale (purchase) of tangible assets	–	–
Sale (purchase) of intangible assets	–	–

NET CASH PROVIDED BY INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of equity	(15)	–
Proceeds from (repayment of) debt instruments	100,018	222,426
Related party loans	(76,793)	76,793
Financing costs	(17,893)	(24,080)

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,317	275,139

NET INCREASE (DECREASE) IN CASH	10,333	(67,586)

Cash, beginning of year	555	68,141

Cash, end of year	$10,888	$555

SUPPLEMENTAL DISCLOSURES
Supplemental schedules of non-cash investing and financing activities
Conversion of debt to common or preferred stock	$14,000	$6,000

See accompanying notes to these condensed consolidated audited 'financial statements.

F-5

CANN AMERICAN CORP

Condensed Consolidated Audited

Notes For the Year Ending February 28, 2023 and 2022

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

The accompanying consolidated financial statements include Cann American Corp (the “Company”, “we” or “us”), a Wyoming corporation, its wholly-owned subsidiaries and any majority controlled interests.

The Company was incorporated under the laws of the state of Nevada on August 25, 2004 as Deer Bay Resources Inc. by Gary Wong, the company’s first President.

On January 25, 2011 Gary Wong resigned as the company’s President and CEO and Kristian Schiorring was appointed as President, CEO and Director.

On January 27, 2011 the Company entered into a plan of merger with Bioflamex Corporation whereby the Company would be the surviving entity, with the Company renamed Bioflamex Corporation and the Company's articles of incorporation amended accordingly.

On February 8, 2011 the Company received notice from FINRA that its application for a name change had processed and the new symbol would be BFLX. On March 14, 2011 Henrik Dahlerup was appointed to the board of directors and Gary Wong resigned as a director.

On July 16, 2012 the Company entered into a plan of merger with Terra Asset Management whereby Kristian Schiorring resigned as Director, President and CEO, Henrik Dahlerup resigned as Director, Wade Clark was appointed as a Director, and Kenneth Bland was appointed as a Director and the Company’s President and CEO.

On October 10, 2012 the Company announced its intention to unwind the plan of merger due to Terra Asset Management’s failure to provide audited financial statements.

On October 15, 2012 Kenneth Bland resigned from all positions as an officer and director of the Company, Kristian Schiorring was appointed as President, CEO and Director and Henrik Dahlerup was appointed as COO and Director.

On October 17, 2012 the Company announced termination of the Merger Agreement, returning all Parties to their original positions regarding ownership of Terra Asset Management and the Company, directorships and management positions, debts and liabilities, the issuance of shares, and all other matters, with all Parties recognizing the original transaction as set forth in the Merger Agreement as null and void and having no force or effect. The Parties further agreed to a mutual release from any liabilities arising from the transaction.

On October 22, 2012 the board of directors appointed Billy V. Ray Jr to act as the company’s CFO.

On December 4, 2012 the Company amended its articles of incorporation, by a vote of the majority stockholders, approving a 40:1 reverse stock split. On December 28, 2012 FINRA approved the 40:1 reverse stock split.

On January 15, 2013 the Company filed a form 15-12G certification and notice of termination of registration under section 12(g) of the Securities Exchange Act of 1934 for suspension of duty to file reports under sections 13 and 15(d) of the Securities Exchange Act of 1934.

F-6

On January 28, 2013 Billy V. Ray Jr. resigned as the Company’s CFO.

On February 20, 2013 the Company re-domiciled from the State of Nevada to the State of Wyoming.

On February 25, 2013 the Company amended its articles of incorporation to create 500,000 Preferred A Shares with a par value of $0.00001 and 1,500,000 Preferred B Shares, par value $0.00001.

On November 25, 2014, the Company’s board of directors approved a name change from Bioflamex Corp to Canamed4Pets, Inc.

In March 2015 the Company received notice from FINRA that its application for a name change had been processed and the new symbol would be CNNA. On July 1, 2015 Henrik Dahlerup resigned as the Company’s Director and COO.

On March 1, 2016 Kristian Schiorring resigned as Director, President and CEO and Jason Black was appointed as Director, President and CEO. On March 22, 2016, as a consequence of delinquent annual filings, the State of Wyoming dissolved the Company.

On January 10, 2019 Jason Black retained Hathaway and Kunz, LLP to petition the District Court of Wyoming for reinstatement of the Company. On March 19, 2019 Hathaway and Kunz LLP submitted a petition with the District Court of Wyoming on behalf of Jason Black to reinstate the Company and for Hathaway and Kunz LLP to act as the Company’s registered agent. On April 30, 2019 the District Court of Wyoming granted Jason Black’s petition to set aside the Company’s administrative dissolution and Hathaway and Kunz LLP was appointed as registered agent.

On May 15, 2019 the Company acquired Cannequipt LLC as a wholly owned subsidiary.

On August 21, 2019 the Company entered into a plan and agreement of merger with Cann American Holdings, LLC, a California company, where the Company’s CEO, Jason Black, had been the Managing Member since 2015. The Company would be the surviving entity, with the name changed to Cann American Corp and the Articles of Incorporation changed accordingly. On September 17, 2019 the State of Wyoming approved the Company’s plan and agreement of merger and Canamed4Pets, Inc. became Cann American Corp. On September 23, 2019 the State of California approved the Company’s plan and agreement of merger and merged out Cann American Holdings, LLC. On December 20, 2019 FINRA, having received all adequate documents pertaining to historical conversions, resolutions and changes of control, and following an initial application on September 18, 2019, approved the Company’s name change from Canamed4Pets, Inc. to Cann American Corp.

On December 26, 2019 the Company formed Seed Fund LLC as wholly owned subsidiary. On February 4, 2020 the Company was qualified by SEC for Tier 1 Reg A issuances.

On November 13, 2020 FINRA approved the Company's application for a 1 for 10 reverse split of Common Stock.

On March 10, 2021 Jason Black transferred to the Company a 2 year sub lease agreement for a hemp farming project in Laredo TX, entered on December 29, 2020 between Jason Black and Craft Herbs LLC, to be operated by the Company’s subsidiary, Cannequipt LLC. On March 20, 2021 due to permit complications, the Company transferred the sub-lease back to Jason Black individually.

On March 12, 2021 the Company initiated filings with the SEC to extend its Reg A offering for an additional 12 months.

F-7

On March 28, 2021 the Company entered into an agreement with Bradley Hanger to acquire Hourglass Enterprises, LLC, an Oklahoma company engaged in packaging for the Oklahoma cannabis industry, as a wholly owned subsidiary of the Company, for $25,000, completing the acquisition on April 5, 2021. On May 24, 2021 the Company and Bradley Hanger rescinded the purchase of Hourglass Enterprises due to litigation filed by a third party cannabis operator in the Oklahoma courts on May 20, 2021, temporarily barring the implementation of new cannabis packaging guidelines on which the Hourglass business model was reliant.

On April 18, 2021 the Company divested Seed Fund LLC as a subsidiary as it had no operations and was no longer a viable asset to the Company.

On July 14, 2021 the Company employed Bradley Hanger as a Director of the Company. The $25,000 initially applied to the acquisition of Hourglass Enterprises was instead applied as 12 months' director salary for Mr. Hanger.

On September 30, 2021 following notice from SEC that, based on the Company’s investments, it no longer qualified for Reg A issuances due to the Investment Company Act of 1940, the Company filed a withdrawal of its application to extend its Reg A offerings.

On December 10, 2021 the Company launched its signature CBD and Delta 8 vape line “C-Juice” under the direction of Bradley Hanger.

On June 1, 2022 the Company entered into a 12-month lease agreement of 10,000 sq.ft. of land in Glencoe, OK to develop a hemp farming operation.

On October 21, 2022 Bradley Hanger announced his resignation as a director of the Company, effective October 31, 2022 and on October 31, 2022 Jason Black resigned as a director and from all offices of the Company, with Alexander Woods-Leo appointed director and CEO of the Company. These board changes were directly related to a transaction on October 31, 2022, whereby the Company acquired an 80% stake in Mark2Media Group, a gaming and technology corporation, majority owned by Alexander Woods-Leo, with consideration being the return of all of the 500,000 Series A Preferred shares and 1,500,000 of the Series B Preferred shares of the Company held by Jason Black, back to the Company’s treasury, and the Series A Preferred shares being issued to Mr. Woods- Leo. The Parties further agreed that the Series A Preferred shares would not be issued until Mr. Woods Leo had entered debt settlement agreements with the Company’s lenders.

On November 4, 2022 the Company established a series C preferred class of 10,000,000 shares.

On November 6, 2022, the Company entered into a letter of intent to acquire 75% of Valkyrie Systems LLC, a security and consulting company, in consideration of the Company’s 10,000,000 series C preferred shares.

On December 23, 2022 the Company unwound all actions entered into as of October 31, 2022 due to OTC Markets denying Mr. Woods-Leo’s application. The Parties agreed that the Company would be returned to the state that existed as of October 30, 2022, whereby Alexander Woods-Leo resigned as a director and from all offices of the Company, Jason Black was reinstated as Director, President, CEO, Secretary and Treasurer of the Company and all agreements pertaining to Mark2media Group, Valkyrie Systems and the establishment of a series C preferred class of shares were rescinded. Mr. Hanger’s resignation as a Director remained in effect, as his resignation was submitted on October 21, 2022, with an effective date of October 31, 2022.

On December 26, 2022 the Company approved a change of transfer agent from Securities Transfer Corp. to Transfer Online Inc, with the transition completed on February 24, 2023.

On January 30, 2023 the Company entered a letter of intent to acquire Prodigy Stem Cell, LLC, with an effective acquisition date of March 1, 2023 in consideration of $50,000 and the issuance of all 1,000,000 series B preferred shares to Prodigy’s sole member, Peter Caruso.

F-8

On February 1, 2023 the Company entered into a 12-month service agreement with Adam Scherr, a public figure, currently employed by the WWE, to act as a brand ambassador to both CNNA and Prodigy effective March 15, 2023, in consideration of the issuance of 4.9% of CNNA common stock outstanding at the time of issuance. Simultaneously, Jason Black resigned as a director and from all offices of the Company and Jason Tucker was appointed as Director, CEO, President, Secretary and Treasurer of the Company. In consideration of severance to Jason Black, the Company assigned control of its remaining subsidiary, Cannequipt LLC, to Jason Black as well as its loan agreements with Cannagram. The Company retained all rights and ownership to the "C-Juice" CBD and Delta 8 products lines as well as the remainder of the Glencoe, OK hemp farming lease agreement.

On February 28, 2023 Jason Black transferred 500,000 series A voting shares to Jason Tucker, making Mr. Tucker the majority shareholder of the Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared for Cann American Corp in accordance with accounting principles generally accepted in the United States of America (US GAAP), with all numbers shown in US Dollars.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included. The financial statements include acquired subsidiaries, as discussed below, and include all consolidation entries required to include those subsidiaries.

Principals of Consolidation

The consolidated financial statements include the financial statements of Cann American Corp and its direct subsidiary, CannAm, LLC. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

F-9

Financial Instruments

The Company’s financial instruments include cash, accounts payables, accrued liabilities and debt and are accounted for under the provisions of ASC Topic 825, “Financial Instruments”. The carrying amount of these financial instruments as reflected in the balance sheets approximates fair value.

Cash and Cash Equivalents

For the Balance Sheet and Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company had no cash equivalents as at February 28, 2023 or 2022.

Concentration of Credit Risk

The Company maintains cash balances at financial institutions with accounts that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of February 28, 2023 and 2022, the Company’s cash balance did not exceed FDIC coverage. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Fixed Assets

The Company may own fixed assets of certain types, which are carried at cost less depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired, or disposed of, the cost and accumulated depreciation are removed from the financial statements, and any resulting gains or losses are included in income in the year of disposition. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, according to the following policies:

-	Land and buildings, useful life of 40 years, straight-line depreciation of 2.5% annually
-	Property and equipment, useful life of 5 years, straight-line depreciation of 20% annually
-	Lease improvements, useful life of 5 years or the length of the lease, whichever is shorter
-	Computer equipment, useful life of 3 years, straight-line depreciation of 33.3% annually
-	Motor vehicles, useful life of three years, straight line depreciation of 33.3% annually

Intangible Assets

The Company has intangible assets which were largely acquired in an acquisition, and which consist primarily of product-related technologies and patents, along with software developed on the Company's behalf. The Company’s intangible assets represent definite life intangible assets, which will be amortized on a straight- line basis over their estimated useful life of five years.

Amortization will begin when the intangible assets are available for its intended use, which will be when the Company has begun to develop the manufacture of products. As of February 28, 2023, this basis has not yet begun. The Company periodically evaluates the remaining useful lives of its finite-lived intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization. As of February 28, 2023, the Company believes the carrying value of the intangible asserts are still recoverable, and there is not any impairment to be recognized.

Impairment of Long-Lived Assets

Long-lived assets, such as goodwill, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment for the long-lived assets by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets.

No impairment charges were recognized for the year ending February 28, 2023 or 2022.

F-10

Leases

The Company determines whether a contract contains a lease at contract inception. A contract contains a lease if there is an identified asset and the Company has the right to control the asset. Operating lease right-of-use (“ROU”) assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the Company's obligation to make lease payments arising from the lease. Operating lease ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses the incremental borrowing rate in determining the present value of lease payments. Leases with a term of 12 months or less at the commencement date are not recognized on the balance sheet and are expensed as incurred.

Commitments and Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Income Taxes

Income taxes are provided in accordance with the FASB Accounting Standards (ASC 740), Accounting for Income Tax. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Any deferred tax expense (benefit) resulting from the net change during the year is shown as deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Income (Loss) Per Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance with Accounting Standards Codification (“ASC”) 260 – 10 “Earnings per Share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of common stock outstanding. Diluted EPS is based on the weighted average number of shares of common stock outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of shares of common stock outstanding (denominator) during the period. Potentially dilutive securities are excluded from the calculation of diluted loss per share, if their effect would be anti-dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Stock Based Compensation

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees. The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted the codification upon creation of the Company and will expense share-based costs in the period incurred.

F-11

The Company has adopted a stock option plan. The Company measures compensation expense for all stock-based payment awards, including stock options and restricted stock units granted to employees, directors, and nonemployees, based on the estimated fair value of the awards on the date of grant. Compensation expense is recognized ratably in earnings, generally over the period during which the recipient is required to provide service. The compensation expense is adjusted based on actual forfeitures as necessary.

The stock options vest ratably over the contractual vesting period and the fair value of our awards is estimated on the date of grant using a Black-Scholes option- pricing model. Restricted stock units vest ratably over the contractual vesting period and the fair value of the awards are estimated on the date of grant as the underlying value of the award. Awards with graded vesting features are recognized over the requisite service period for the entire award. The determination of the grant date fair value of stock awards issued is affected by a number of variables and subjective assumptions, including (i) the fair value of the Company’s common stock, (ii) the expected common stock price volatility over the expected life of the award, (iii) the expected term of the award, (iv) risk-free interest rates, (v) the exercise price, and (vi) the expected dividend yield of our common stock.

Options or warrants issued to consultants, sub-contractors or suppliers are assessed for fair value on issuance and reviewed for fair value at each reporting period, with changes in fair value recorded to the income statement for the relevant period.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments when it has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying shares of common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares of common stock based upon the differences between the fair value of the underlying shares at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event not within the entity’s control could require net cash settlement, then the contract shall be classified as an asset or a liability.

Fair Value of Financial Instruments

We adopted the guidance of ASC-820 for fair value instruments, which clarifies the definition of fair value, prescribes methods for determining fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value, as follows:

Level 1	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2	Inputs are quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

F-12

The carrying amounts for cash, accounts receivable, accounts payable and accrued expenses, and loans payable approximate their fair value based on the short- term maturity of these instruments. We did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with the accounting guidance as at February 28, 2023 or 2022.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We elected to apply the fair value option to outstanding instruments.

Derivative Liabilities

Derivative financial instruments consist of convertible instruments and rights to shares of the Company's common stock. The Company assessed that it had derivative liabilities as at February 28, 2023 and 2022, as detailed in Note 11, Derivative Liabilities.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirement of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Concentrations

The Company had no concentrations in purchasing or sales.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

Management's Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of this report, through the date which the consolidated financial statements were available to be issued. Based upon the review, other than as described in Note , Subsequent Events, the Company did not identify any recognized or non- recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.

F-13

The Company has a limited operating history and had a cumulative net loss from inception to February 28, 2023 of $8,368,640. The Company has a working capital deficit of $2,810,082 as at February 28, 2023.

These financial statements for the year ending February 28, 2023 have been prepared assuming the Company will continue as a going concern, which is dependent upon the Company’s ability to generate future profits and/or obtain necessary financing to meet its obligations as they come due.

The management has committed to an aggressive growth plan for the Company. The Company’s future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses. Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

NOTE 4. ACQUISITIONS AND DISPOSALS

The Company is in the process of closing the following acquisition.

Prodigy Stem Cell, LLC

On January 30, 2023 the Company entered a letter of intent to acquire Prodigy Stem Cell, LLC, with an effective acquisition date of March 1, 2023 in consideration of $50,000 and the issuance of all 1,000,000 series B preferred shares to Prodigy’s sole member, Peter Caruso.

On February 1, 2023 the Company entered into a 12-month service agreement with Adam Scherr, a public figure, currently employed by the WWE, to act as a brand ambassador to both CNNA and Prodigy effective March 15, 2023, in consideration of the issuance of 4.9% of CNNA common stock outstanding at the time of issuance. Simultaneously, Jason Black resigned as a director and from all offices of the Company and Jason Tucker was appointed as Director, CEO, President, Secretary and Treasurer of the Company. In consideration of severance to Jason Black, the Company assigned control of its remaining subsidiary, Cannequipt LLC, to Jason Black as well as its loan agreements with Cannagram. The Company retained all rights and ownership to the "C-Juice" CBD and Delta 8 products lines as well as the remainder of the Glencoe, OK hemp farming lease agreement.

On February 28, 2023 Jason Black transferred 500,000 series A voting shares to Jason Tucker, making Mr. Tucker the majority shareholder of the Company.

In January and February, the Company paid $37,500 to Prodigy as part of the acquisition price, leaving the balance of $12,500 to be paid on March 2, 2023.

NOTE 5. OTHER CURRENT ASSETS

The Company had the following current assets as at February 28, 2023 and 2022:

	As at February 28,
	2023	2022
Investment in Prodigy Stem Cell LLC	37,500	–
Investment in Cannagram drinks	–	200,000
Other debtors - Seven Arts	10,000	5,000

Totals	$47,500	$205,000

F-14

The investment in Cannagram for $200,000 was in exchange for twenty per cent (20%) of the share capital of the business. As such, this was recognized simply as a current asset, as it is below the threshold for equity-method recognition of gains and losses of Cannagram. On February 1, 2023, as part of a severance package for the outgoing CEO, Jason Black, the investment in Cannagram was assigned to Mr. Black.

In January and February, the Company advanced $37,500 to Prodigy Stem Cell LLC as part of the acquisition of the Company, with a further $12,500 on completion of the acquisition, scheduled for March 1, 2023. Until the acquisition is completed, the payments are treated as an advance and shown in the table above.

NOTE 6. LOANS AND NOTES PAYABLE

The Company had loans and notes payable as at February 28, 2023 and 2022 totaling $446,301 and $384,534 respectively, as follows:

	Principal	Date of Loan	Maturity	As at February 28,
Description	Amount	Note	Date	2023	2022
Convertible loan from Capitol Capital Corporation, 12 months, 9% interest, convertible at $0.0001 per share$0.0001 per share at holder's option	$90,125	9/1/2020	9/1/2021	$90,345	$96,235

Convertible loan from Capitol Capital Corporation, 12 months, 9% interest, convertible at $0.001 per share$0.001 per share at holder's option	70,830	12/1/2020	12/1/2021	75,000	75,000

Convertible loan from Capitol Capital Corporation, 12 months, 9% interest, convertible at $0.001 per share$0.001 per share at holder's option	170,000	5/1/2021	5/1/2022	198,002	182,702

Convertible loan from Capitol Capital Corporation, 12 months, 9% interest, convertible at $0.001 per share$0.001 per share at holder's option	28,675	6/1/2021	6/1/2022	–	30,597

Convertible loan from Capitol Capital Corporation, 12 months, 9% interest, convertible at $0.001 per share - see Note 1 and 3	82,750	2/18/2023	2/18/2024	82,954	–

Total				$446,301	$384,534

Long-term total				$–	$–

Short-term total				$446,301	$384,534

F-15

Loans and Notes Amortization	Amount Due
Due within 12 months	$446,301
Due within 24 months	–
Due within 36 months	–
Due within 48 months	–
Due after 48 months	–

Total	$446,301

NOTE 7. CAPITAL STOCK

As at February 28, 2023 and 2022, the Company was authorized to issue Preferred Stock and Common Stock as detailed below.

Preferred Stock

At February 28, 2023 the Company had authorized Preferred Stock in two designation totaling 2,000,000 shares:

Preferred Stock Series A	The Company is authorized to issue 500,000 shares of Series A, with a par value of $0.00001 per share. As at March 1, 2020, the Company had 500,000 shares of Series A preferred stock issued and outstanding.

On February 28, 2023 Jason Black transferred all 500,000 series A preferred shares to Jason Tucker, making Mr. Tucker the majority shareholder of the Company.

Preferred Stock Series B	The Company is authorized to issue 1,500,000 shares of Series B, with a par value of $0.00001 per share. As at March 1, 2020, the Company had 1,500,000 shares of Series B preferred stock issued or outstanding.

On October 31, 2022, the holder of the series B preferred shares, Mr. Black, returned all 1,500,000 shares to the Company.

As at February 28, 2023, the Company had a total of 500,000 shares of Preferred Stock issued and outstanding.

Common Stock

As at February 28, 2023, the Company is authorized to issue up to 1,998,000,000 shares of Common Stock with par value of $0.0001 per share.

From July 1, 2021, a recapitalization was initiated whereby each shareholder received 800 shares for every one share owned. The share issuances below have been restated to give effect to this share recapitalization.

As at March 1, 2021, the Company had shares of Common Stock issued and outstanding.

F-16

On May 15, 2019 the Company issued 1,000,000 shares of Common Stock to a seller for an acquisition of $50,000, or $.0500 per share.

On May 31, 2019 the Company canceled 317,389,724 shares of Common Stock from various shareholders.

On July 5, 2019 the Company canceled 416,000,000 shares of Common Stock from various shareholders.

On September 9, 2019 the Company issued 200,000 shares of Common Stock to an investor for investment of $2,000, or $.0100 per share.

On February 24, 2020 the Company issued 3,333,334 shares of Common Stock to an investor for investment of $50,000, or $.0150 per share.

On April 30, 2020 the Company issued 9,666,667 shares of Common Stock to a consultant for services of $14,500, or $.0015 per share.

On June 8, 2020 the Company issued 11,000,000 shares of Common Stock to an investor for investment of $165,000, or $.0150 per share.

On June 10, 2020 the Company issued 666,667 shares of Common Stock to an investor for investment of $10,000, or $.0150 per share.

On June 23, 2020 the Company issued 3,333,334 shares of Common Stock to an investor for investment of $50,000, or $.0150 per share.

On July 7, 2020 the Company issued 10,000,000 shares of Common Stock to an investor for investment of $150,000, or $.0150 per share.

On July 13, 2020 the Company issued 1,000,000 shares of Common Stock to a consultant for services of $15,000, or $.0150 per share.

On September 2, 2021 the Company issued 20,000,000 shares of Common Stock to a debt holder for debt conversion of $2,000, or $.0001 per share.

On September 20, 2021 the Company issued 20,000,000 shares of Common Stock to a debt holder for debt conversion of $2,000, or $.0001 per share.

On October 16, 2021 the Company issued 20,000,000 shares of Common Stock to a debt holder for debt conversion of $2,000, or $.0001 per share.

On March 3, 2022 the Company canceled 3,333,335 shares of Common Stock from various shareholders.

On October 28, 2022 the Company issued 25,000,000 shares of Common Stock to a debt holder for debt conversion of $2,500, or $.0001 per share.

On November 15, 2022 the Company issued 25,000,000 shares of Common Stock to a debt holder for debt conversion of $2,500, or $.0001 per share.

On December 1, 2022 the Company issued 30,000,000 shares of Common Stock to a debt holder for debt conversion of $3,000, or $.0001 per share.

On December 12, 2022 the Company issued 30,000,000 shares of Common Stock to a debt holder for debt conversion of $3,000, or $.0001 per share.

On December 21, 2022 the Company issued 30,000,000 shares of Common Stock to a debt holder for debt conversion of $3,000, or $.0001 per share.

As at February 28, 2023, there were 401,666,851 shares of Common Stock issued and outstanding.

F-17

NOTE 8. DERIVATIVE LIABILITIES

The Company applies the provisions of ASC Topic 815-40, Contracts in Entity’s Own Equity (“ASC Topic 815-40”), under which convertible instruments, which contain terms that protect holders from declines in the stock price (reset provisions), may not be exempt from derivative accounting treatment. As a result, embedded conversion options in convertible debt are recorded as a liability and are revalued at fair value at each reporting date. If the fair value of the note exceeds the face value of the related debt, the excess is recorded as change in fair value in operations on the issuance date.

The Company identified embedded derivatives related to the Convertible Loan Note issued on September 1, 2020 for $90,125. These embedded derivatives included certain conversion features, whereby the loan note is convertible at a price of $0.0001 per share of common stock. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Notes and to adjust the fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Notes, the Company determined a fair value for the embedded derivative using the Black Scholes Model based on the following assumptions:

Dividend yield	0.00%
Volatility	222.07%
Risk-free rate	0.26%

The initial fair value of the embedded debt derivative was $7,209,918. The proceeds of the note of $90,125 was allocated as a debt discount. The amount in excess of the proceeds of the loan notes of $7,119,793 was charged as interest to the Statement of Operations for the period.

The Company also identified embedded derivatives related to the Convertible Loan Note issued on December 1, 2020 totaling $70,830. The embedded derivatives included certain conversion features, whereby the amounts received are convertible at a price of $0.001 per share of common stock. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Notes and to adjust the fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Notes, the Company determined a fair value for the embedded derivative using the Black Scholes Model based on the following assumptions:

Dividend yield	0.00%
Volatility	223.42%
Risk-free rate	0.36%

The initial fair value of the embedded debt derivative was $389,548. The proceeds of the note of $70,830 was allocated as a debt discount. The amount in excess of the proceeds of the loan notes of $318,718 was charged as interest to the Statement of Operations for the period.

The fair value of the embedded debt derivative was reviewed at February 28, 2021, using the following inputs:
Dividend yield	0.00%
Volatility	236.75%
Risk-free rate	0.78%

The fair value of the embedded debt derivative at February 28, 2021 was $17,255,787. This was an increase in the valuation of the embedded debt derivative from $7,599,466, booked to the Statement of Operations for the year ending February 28, 2021 as a loss of $9,656,321.

F-18

The following table provides a summary of changes in fair value of the Company’s Level 3 derivative liabilities for the year ended February 28, 2021:

	As at February 28,
	2021	2020
Balance, beginning of period	$–	$–
Additions	7,599,466	–
Mark-to-market at modification date	9,656,321	–
Reclassified to additional paid-in capital upon modification of term	–	–
Balance, February 28, 2021	$17,255,787	$–
Net loss due to change in fair value for the year included in statement of operations	$(9,656,321)	$–

This mark-to-market increase of $9,656,321 for the year was charged to the statement of operations as a loss on change in value of derivative liability of $9,656,321.

The Company also identified embedded derivatives related to the Convertible Loan Note issued on May 1, 2021 totaling $170,000. The embedded derivatives included certain conversion features, whereby the amounts received are convertible at a price of $0.001 per share of common stock. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Notes and to adjust the fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Notes, the Company determined a fair value for the embedded derivative using the Black Scholes Model based on the following assumptions:

Dividend yield	0.00%
Volatility	217.30%
Risk-free rate	0.86%

The initial fair value of the embedded debt derivative was $3,076,893. The proceeds of the note of $170,000 was allocated as a debt discount. The amount in excess of the proceeds of the loan notes of $2,906,893 was charged as interest to the Statement of Operations for the period.

The Company also identified embedded derivatives related to the Convertible Loan Note issued on June 1, 2021 totaling $28,675. The embedded derivatives included certain conversion features, whereby the amounts received are convertible at a price of $0.001 per share of common stock. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Notes and to adjust the fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Notes, the Company determined a fair value for the embedded derivative using the Black Scholes Model based on the following assumptions:

Dividend yield	0.00%
Volatility	211.99%
Risk-free rate	0.81%

The initial fair value of the embedded debt derivative was $513,257. The proceeds of the note of $28,675 was allocated as a debt discount. The amount in excess of the proceeds of the loan notes of $484,582 was charged as interest to the Statement of Operations for the period.

F-19

The fair value of the embedded debt derivative was reviewed at February 28, 2022, using the following inputs:
Dividend yield	0.00%
Volatility	159.51%
Risk-free rate	1.72%

The fair value of the embedded debt derivative at February 28, 2022 was $6,446,523. This was a decrease in the valuation of the embedded debt derivative of $14,399,414, booked to the Statement of Operations for the year ending February 28, 2022 as a gain.

The following table provides a summary of changes in fair value of the Company’s Level 3 derivative liabilities for the year ended February 28, 2022:

	As at February 28,
	2022	2021
Balance, beginning of period	$17,255,787	$–
Additions	3,590,150	7,599,466
Mark-to-market at modification date	(14,399,414)	9,656,321
Reclassified to additional paid-in capital upon modification of term	–	–
Balance, February 28, 2022	$6,446,523	$17,255,787
Net gain due to change in fair value for the year included in statement of operations	$14,399,414	$(9,656,321)

This mark-to-market decrease of $14,399,414 for the year was charged to the statement of operations as a gain on change in value of derivative liability of $14,399,414.

The Company identified embedded derivatives related to the Convertible Loan Notes issued on February 17, 2023 for $82,750. These embedded derivatives included certain conversion features, whereby all amounts received are convertible at prices of $0.40 per share of common stock. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Notes and to adjust the fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Notes, the Company determined a fair value for the embedded derivative using the Black Scholes Model based on the following assumptions:

Dividend yield	0.00%
Volatility	255.60%
Risk-free rate	4.05%

The initial fair value of the embedded debt derivative was $297,899. The proceeds of the note of $82,750 was allocated as a debt discount. The amount in excess of the proceeds of the loan notes of $215,149 was charged as interest to the Statement of Operations for the period.

F-20

The fair value of the embedded debt derivative was reviewed at February 28, 2023, using the following inputs:

Dividend yield	0.00%
Volatility	261.82%
Risk-free rate	4.17%

The fair value of the embedded debt derivative at February 28, 2023 was $2,513,292, a decrease in the valuation of the embedded debt derivative of $4,231,130 for the period.

The following table provides a summary of changes in fair value of the Company’s Level 3 derivative liabilities as at February 28, 2023 and 2022:

	As at February 28,
	2023	2022
Balance, beginning of period	$6,446,523	$17,255,787
Additions	297,899	3,590,150
Mark-to-market at modification date	(4,231,130)	(14,399,414)
Reclassified to additional paid-in capital upon modification of term	–	–
Balance, February 28, 2023	$2,513,292	$6,446,523
Net gain due to change in fair value for the year included in statement of operations	$4,231,130	$14,399,414

This mark-to-market decrease of $4,231,130 for the year ending February 28, 2023 was charged to the statement of operations as a gain on change in value of derivative liabilities.

NOTE 9. INCOME TAXES

The Company uses the assets and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken from year ended December 31, 2015 tax return onwards. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The Company adopted this interpretation effective on inception.

For the year ended February 28, 2023, the Company had available for US federal income tax purposes net operating loss carryovers of $116,098, all of which will expire by 2043.

F-21

The Company has provided a full valuation allowance against the full amount of the net operating loss benefit, since, in the opinion of management, based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized.

	As at February 28,
	2023		2022
Statutory federal income tax rate	21.00%		21.00%
Statutory state income tax rate	0.00%		0.00%
Valuation allowance	(21.00%	)	(21.00%	)
Effective tax rate	0.00%		0.00%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets result principally from the following:

	As at February 28,
Deferred Tax Assets (Gross Values)	2023	2022
Net operating loss carry forward	$116,198	$702,857
Less valuation allowance	(116,198)	(702,857)
Net deferred tax asset	$–	$–

NOTE 10. RELATED PARTY TRANSACTIONS

The controlling director, Jason Black, paid for multiple outlays during the year ending February 28, 2023 and 2022, totaling $43,903 and $76,793 respectively. This total amount of $120,696 was written off as part of the severance package for Mr. Black, whereby he was also assigned the Company's interest in the Cannagram drinks company, totaling $200,000, giving a net severance payment of $79,304.

NOTE 11. SUBSEQUENT EVENTS

Subsequent to February 28, 2023, the Company reported the following events:

On March 1, 2023 Peter Caruso was appointed to the company's board of directors.

On March 1, 2023 the Company completed the acquisition of Prodigy Stem Cell.

On March 1, 2023 the Company’s board approved the relocation of its principle offices from 320 Santana Dr #C, Cloverdale, CA 95425 to 75 Union Ave., Rutherford, NJ 07070.

On March 15, 2023 the Company amended its service agreement with Adam Scherr to be between the Company and Country Strong Inc., an entity controlled by Adam Scherr.

On March 27, 2023 the Company issued 23,000,000 Common Shares to Country Strong Inc., in conjunction with the amended service agreement entered into on March 15, 2023.

On April 27, 2023 the Company entered into an LOI to acquire Red Sand Health LLC d/b/a Liberty Health Plus. On May 10, 2023 the Company completed the acquisition of Red Sand Health LLC d/b/a Liberty Health Plus in exchange for the issuance of 500,000 shares of Series B Preferred Stock at a price of $2.50 per share, valuing the transaction at $1,250,000. Upon closing the acquisition, Red Sand Health LLC changed from d/b/a Liberty Health Plus to Prodigy Health Plus and the Seller, Michael G. Kramer, was appointed to the Company's board of directors.

On June 1, 2023 Ticino Capital Ltd cancelled its ownership of 66,825,000 shares of common stock in the Company, its entire shareholding.

F-22

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial Statements:

All financial statements as set forth under Item 13 of this Form 10.

(b)       Exhibits:

Exhibit Number:	Description of Exhibit:
3.1	Corporate documents
21.1	Subsidiaries

24

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CANN AMERICAN CORP.

Date: June 15, 2023	By:	/s/ Jason Tucker
Jason Tucker
Chief Executive Officer and Chief Financial Officer (Principal Executive Principal Financial and Accounting Officer)

25